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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



Safer, Inc.:                 A wholly owned subsidiary of Verdant Brands, Inc.,
                             incorporated under the laws of the State of Delaware.

Safer, Ltd.:                 A wholly owned subsidiary of Safer, Inc.,
                             incorporated under the laws of Canada.

Southern Resources, Inc.:    A wholly owned subsidiary of Verdant Brands, Inc.

SureCo, Inc.:                A wholly owned subsidiary of Southern Resources,
                             Inc.

Peach County Property, Inc.: A wholly owned subsidiary of Southern Resources,
                             Inc.